EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-143004, No. 333-144820, No. 333-219054, No. 333-121234, No. 333-110479, No. 333-159715, No. 333-164792, No. 333-184772, and No. 333-189351) of Advanced Emissions Solutions, Inc. of our report dated March 8, 2022, relating to the consolidated financial statements of Advanced Emissions Solutions, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Advanced Emissions Solutions, Inc. for the year ended December 31, 2021.

/s/ Moss Adams LLP
Denver, Colorado
March 8, 2022